Exhibit 99

Vasomedical, Inc.
180 Linden Avenue
Westbury, New York 11590
Tel: (516) 997-4600 Fax: (516) 997-2299
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                                  NEWS RELEASE
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Vasomedical, Inc.                       Lippert/Heilshorn & Associates, Inc.
Thomas W. Fry, CFO                      Kim Sutton Golodetz (kgolodetz@lhai.com)
(516) 997-4600                          (212) 838-3777
investorrelations@vasomedical.com       Bruce Voss (bvoss@lhai.com)
                                        (310) 691-7100

        Vasomedical Reports Second Quarter Fiscal 2005 Financial Results

                  Conference Call to be Held Today at 4:30 ET

WESTBURY, N.Y. (January 13, 2005) - Vasomedical, Inc. (Nasdaq SC: VASO), a leader in the non-invasive treatment and management of cardiovascular diseases, today announced financial results for the three and six months ended November 30, 2004.

For the second quarter of fiscal 2005, Vasomedical recorded total revenue of $3,462,000, compared with total revenue of $4,903,000 in the second quarter of fiscal 2004. The Company reported a net loss of $1,610,000, or $0.03 per share, for the three months ended November 30, 2004, compared with a net loss of $2,087,000, or $0.04 per share in the year-ago quarter.

Commenting on the quarterly results, Thomas Glover, president and chief executive office of Vasomedical said, "The decline in revenue reflects lower sales and average selling prices of our EECP(R) systems, which were partially offset by higher revenues in service and rentals. We attribute the decline in equipment revenue to softness in the demand for new EECP(R) systems resulting from the impact of an initial proposal in July 2004 by the Centers for Medicare and Medicaid Services (CMS) for a reduction in EECP(R) therapy reimbursement for physicians in 2005. However, as announced recently, CMS did not decrease the rates as originally proposed and published higher final physician fee rates this month for 2005. We were also affected by a number of potential customers deciding to delay their purchases of new systems in anticipation of the announcement of the PEECH clinical trial results and the results of planned and unplanned turnover in our sales force. Despite these results, we remain optimistic about the long-term future of the Company. "

Mr. Glover continued, "Activity in the PEECH clinical trial, which is evaluating the potential benefits of EECP(R) therapy in the treatment of congestive heart failure (CHF), is continuing as planned. All follow-up examinations have been completed and the PEECH Steering Committee, composed of the lead physician investigators, is currently analyzing the data. We continue to expect to be able to release the initial results of the PEECH trial in March 2005 and, provided results of the trial are positive, subsequently submit an application to CMS for a coverage decision leading to reimbursement for use of EECP(R) therapy in the treatment of CHF."

"In addition, we previewed the Lumenair EECP(R) therapy system at the American Heart Association Scientific Sessions this past November. We believe it to be the most sophisticated external counterpulsation system available. Lumenair's all-in-one design is the latest example of our commitment to heart patients and physicians worldwide. It provides many of the features that cardiologists have requested, such as more comfort for the patient and a need for reduced floor space, while maintaining the unique elements that assure optimal delivery of EECP(R) therapy."

"Finally, the proposed Medicare 9% rate reduction in EECP(R) therapy reimbursement for physicians in 2005 was revised to implement an actual 1% increase following the public comment period and has been set at an average rate of $138 for the calendar year 2005," Mr. Glover added.

At November 30, 2004, the Company had cash, cash equivalents and short-term investments balances of $5,363,000 compared to $7,546,000 at May 31, 2004 and working capital at November 30, 2004 of $6,867,000 as compared to $9,772,000 at May 31, 2004.

Conference Call
The Company will host a conference call to discuss these financial results today beginning at 4:30 p.m. Eastern Time. To participate in the live call by telephone, please dial (800) 639-0297 from the U.S., or for international callers, please dial (706) 634-7417. A telephone replay will be available until 11:59 p.m. Eastern Time on January 15, 2005, by dialing (800) 642-1687 from the U.S. or (706) 645-9291 for international callers and entering pass code 3280026.

Those interested in listening to the conference call live via the Internet may do so by visiting the Company's web site at www.vasomedical.com, under the investor relations tab. To listen to the live call, please go to the Web site 15 minutes prior to its start to register, download, and install the necessary audio software. The webcast will be archived for 30 days.

About EECP(R) Therapy  External Counterpulsation
Vasomedical's advanced, state-of-the-art EECP(R) external counterpulsation system is comprised of an air compressor, a computer console, a set of cuffs and a treatment table. To receive treatment, patients lie down on the table and have their calves and lower and upper thighs wrapped in the cuffs. The system, which is synchronized to the individual patient's cardiac cycle, inflates the cuffs with air to create external pressure when the heart is resting (diastole) and deflates the cuffs just before the heart beats (systole). The system's action, which pulses counter to the heart's beating, increases blood flow to the heart muscle, decreases the heart's workload and creates a greater oxygen supply for the heart muscle while lowering the heart's need for oxygen.

Treatment is typically given in 35 one-hour-sessions over seven weeks; the benefits have been shown to persist for years. Researchers hypothesize that EECP(R) therapy may work by promoting the release of beneficial growth factors, by improving the neurohormonal milieu within blood vessels and by encouraging the proliferation of collateral blood vessels. Vasomedical's EECP(R) systems are the only counterpulsation devices shown in clinical studies published in major peer-reviewed journals to provide improvements in exercise capacity, peak oxygen consumption and quality of life.

About Vasomedical
Vasomedical, Inc. is primarily engaged in designing, manufacturing, marketing and supporting EECP(R) external counterpulsation systems based on the Company's proprietary technology. EECP(R) is a non-invasive, outpatient therapy for the treatment of diseases of the cardiovascular system currently indicated for use in cases of angina, cardiogenic shock, acute myocardial infarction and congestive heart failure. The therapy serves to increase circulation in areas of the heart with less than adequate blood supply and may restore systemic vascular function. The Company provides hospitals, clinics and private practices with EECP(R) equipment, treatment guidance and a staff training and maintenance program designed to provide optimal patient outcomes. EECP(R) is a registered trademark for Vasomedical's enhanced external counterpulsation system. Additional information is available on the Company's website at www.vasomedical.com.

Except for historical information contained in this release, the matters discussed are forward-looking statements that involve risks and uncertainties. When used in this report, words such as "anticipated," "believes," "could," "estimates," "expects," "may," "plans," "potential" and "intends" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Among the factors that could cause actual results to differ materially are the following: the effect of the dramatic changes taking place in the healthcare environment; the impact of competitive procedures and products and their pricing; medical insurance reimbursement policies; unexpected manufacturing or supplier problems; unforeseen difficulties and delays in the conduct of clinical trials and other product development programs; the actions of regulatory authorities and third-party payers in the United States and overseas; uncertainties about the acceptance of a novel therapeutic modality by the medical community; and the risk factors reported from time to time in the Company's SEC reports. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.

                               (Tables to follow)

                       Vasomedical, Inc. and Subsidiaries

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                                                  November 30,       May 31, 2004
                                                                                      2004
                                  ASSETS                                          (Unaudited)
CURRENT ASSETS
     Cash and cash equivalents                                                      $1,913              $6,365
     Certificates of deposit and treasury bills                                      3,450               1,181
     Accounts receivable, net of an allowance for doubtful accounts of
       $610 at November 30, 2004 and $699 at May 31, 2004                            2,474               5,522
     Inventories                                                                     3,295               2,374
     Other current assets                                                              478                 272
                                                                                 --------------      -------------
         Total current assets                                                       11,610              15,714

PROPERTY AND EQUIPMENT, net                                                          2,430               2,431
DEFERRED INCOME TAXES                                                               14,582              14,582
OTHER ASSETS                                                                           316                 297
                                                                                 --------------      -------------
                                                                                   $28,938             $33,024
                                                                                 ==============      =============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable and accrued expenses                                          $1,949              $3,122
     Current maturities of long-term debt and notes payable                            142                 137
     Sales tax payable                                                                 305                 353
     Deferred revenues                                                               1,960               1,735
     Accrued warranty and customer support expenses                                    120                 162
     Accrued professional fees                                                          62                  92
     Accrued commissions                                                               205                 341
                                                                                 --------------      -------------
         Total current liabilities                                                   4,743               5,942

LONG-TERM DEBT                                                                       1,022               1,093
ACCRUED WARRANTY COSTS                                                                  35                  83
DEFERRED REVENUES                                                                      814               1,112
OTHER LIABILITIES                                                                      134                 200

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Preferred stock, $.01 par value; 1,000 shares authorized; none issued
       and outstanding                                                                  --                  --
     Common stock, $.001 par value; 110,000 shares authorized; 58,553 and
       58,419 shares at November 30, 2004 and May 31, 2004, respectively,
       issued and outstanding                                                           58                  58
     Additional paid-in capital                                                     51,451              51,320
     Accumulated deficit                                                           (29,319)            (26,784)
                                                                                 --------------      -------------
         Total stockholders' equity                                                 22,190              24,594
                                                                                 --------------      -------------
                                                                                   $28,938             $33,024
                                                                                 ==============      =============

                       Vasomedical, Inc. and Subsidiaries

                  CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                   Six Months Ended November             Three Months Ended November
                                                              30,                                    30,
                                                -------------------------------        ------------------------------
                                                    2004              2003                 2004              2003
                                                -------------     -------------        -------------    -------------
Revenues                                           $8,283           $10,330               $3,462           $4,903

Cost of sales and services                          2,836             3,632                1,174            1,693
                                                -------------     -------------        -------------    -------------
   Gross Profit                                     5,447             6,698                2,288            3,210

Expenses
   Selling, general and administrative              6,141             6,134                3,088            3,513
   Research and development                         1,658             1,953                  786              998
   Provision for doubtful accounts                    133               986                   --              796
   Interest expense and financing costs                59                66                   29               33
   Interest and other income, net                     (31)             (108)                 (17)             (53)
                                                -------------     -------------        -------------    -------------
                                                    7,960             9,031                3,886            5,287

                                                -------------     -------------        -------------    -------------
LOSS BEFORE INCOME TAXES                           (2,513)           (2,333)              (1,598)          (2,077)
   Income tax expense, net                            (21)              (20)                 (12)             (10)
                                                -------------     -------------        -------------    -------------
NET LOSS                                          ($2,534)          ($2,353)             ($1,610)         ($2,087)
                                                =============     =============        =============    =============


Net loss per common share
     - basic                                        ($0.04)           ($0.04)              ($0.03)          ($0.04)
                                                =============     =============        =============    =============
     - diluted                                      ($0.04)           ($0.04)              ($0.03)          ($0.04)
                                                =============     =============        =============    =============

Weighted average common shares outstanding
     - basic                                        58,542            57,827               58,553           57,828
                                                =============     =============        =============    =============
     - diluted                                      58,542            57,827               58,553           57,828
                                                =============     =============        =============    =============






REVENUES BY SALES TYPE
Equipment sales                                    $6,497            $8,962               $2,522           $4,174
Equipment rental and services                       1,786             1,368                  940              729
                                                -------------     -------------        -------------    -------------
   Total                                           $8,283           $10,330               $3,462           $4,903
                                                =============     =============        =============    =============

REVENUES BY GEOGRAPHIC REGION
United States business                             $7,780            $9,490               $3,306           $4,174
Non-domestic business                                 503               840                  156              729
                                                -------------     -------------        -------------    -------------
  Total                                            $8,283           $10,330               $3,462           $4,903
                                                =============     =============        =============    =============


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